Exhibit 4.8

SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER

RESTRICTIONS AND OTHER INFORMATION

CERTIFICATE OF STOCK

[LOGO]

ANNALY CAPITAL MANAGEMENT, INC.

INCORPORATED UNDER THE LAWS OF

THE STATE OF MARYLAND

NUMBER	SHARES

6.95% SERIES F FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PREFERRED STOCK

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP 035710 870

THIS CERTIFIES THAT                                                           is the owner of                                                   FULLY PAID AND NONASSESSABLE SHARES OF THE 6.95% SERIES F FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PREFERRED STOCK, $0.01 PAR VALUE, OF ANNALY CAPITAL MANAGEMENT, INC., a Maryland corporation (the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Charter and Bylaws of the Corporation, each as amended (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: **SPECIMEN**

[SEAL OF ANNALY CAPITAL MANAGEMENT, INC.]

CHIEF LEGAL OFFICER AND SECRETARY	CHIEF EXECUTIVE OFFICER AND PRESIDENT

COUNTERSIGNED AND REGISTERED:

COMPUTERSHARE SHAREOWNER SERVICES LLC

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

IMPORTANT NOTICE

THE SHARES OF CAPITAL STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE COMPANY’S ARTICLES OF AMENDMENT AND RESTATEMENT PROVIDE THAT ANY SALE, TRANSFER, GIFT, ASSIGNMENT, DEVICE OR OTHER DISPOSITION OF CAPITAL STOCK OF THE COMPANY THAT, IF EFFECTIVE, WOULD RESULT IN ANY PERSON OR ENTITY BENEFICIALLY OWNING IN EXCESS OF 9.8%, IN NUMBER OF SHARES OR VALUE, OF ANY CLASS OF SHARES OF THE OUTSTANDING CAPITAL STOCK OF THE COMPANY, SHALL BE VOID AB INITIO AS TO THE TRANSFER OF SUCH SHARES OF CAPITAL STOCK REPRESENTING BENEFICIAL OWNERSHIP OF SHARES OF CAPITAL STOCK IN EXCESS OF SUCH OWNERSHIP LIMIT, AND THE INTENDED TRANSFEREE SHALL ACQUIRE NO RIGHTS IN SUCH SHARES OF CAPITAL STOCK.

THE COMPANY WILL FURNISH TO ANY STOCKHOLDER OF THE COMPANY UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF (1) THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION IS AUTHORIZED TO ISSUE; AND (2) WITH RESPECT TO THE CLASSES OF STOCK WHICH MAY BE ISSUED IN SERIES, A FULL STATEMENT OF (A) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET; AND (B) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT— Custodian
TEN ENT — as tenants by the entireties	(Cust) (Minor)
JT TEN — as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                                   hereby sell, assign and

transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

______________________________________________________________________________

_______________________________________________________________________Shares of the

6.95% SERIES F FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PREFERRED STOCK represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                               Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

_________________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.